Exhibit 10.1

EXECUTION COPY

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN

OMITTED AND FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION

PURSUANT TO A REQUEST FOR CONFIDENTIAL

TREATMENT FILED WITH THE COMMISSION.

THE OMITTED PORTIONS ARE INDICATED BY [**].

FIRST OMNIBUS AMENDMENT TO

RECEIVABLES SALE AGREEMENT,

RECEIVABLES PURCHASE AGREEMENT AND

TRANSFER AND ADMINISTRATION AGREEMENT

THIS FIRST OMNIBUS AMENDMENT TO RECEIVABLES SALE AGREEMENT, RECEIVABLES PURCHASE AGREEMENT AND TRANSFER AND ADMINISTRATION AGREEMENT, dated as of January 20, 2012 (this “Amendment”), is entered into by and among (i) UNITED STATIONERS RECEIVABLES, LLC (the “SPV”), (ii) UNITED STATIONERS SUPPLY CO., as Originator (the “Originator”), (iii) UNITED STATIONERS FINANCIAL SERVICES LLC, as Seller (the “Seller”) and as Servicer (the “Servicer”) and (iv) BANK OF AMERICA, NATIONAL ASSOCIATION, as an Alternate Investor (“Alternate Investor”) and Agent (the “Agent”). Capitalized terms used and not otherwise defined herein are used as defined in (i) the Transfer and Administration Agreement, including by reference therein, dated as of March 3, 2009 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Transfer Agreement”), among the SPV, the Originator, the Seller, the Alternate Investors party thereto, the Conduit Investors party thereto, the Class Agents party thereto and the Agent, (ii) the Receivables Purchase Agreement, dated as of March 3, 2009 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Purchase Agreement”), by and between the SPV as purchaser and the Seller, as seller, and (iii) the Receivables Sale Agreement, dated as of March 3, 2009 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Sale Agreement”), by and between the Seller, as purchaser and the Originator, as seller.

WHEREAS, the parties hereto desire to amend the Sale Agreement and the Transfer Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment to the Sale Agreement. Section 5.1(a) of the Sale Agreement is hereby amended and restated in its entirety as follows:

“(a) Conduct of Business. The Originator shall carry on and conduct its Distribution Business in the same manner as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction where failure maintain such authority would reasonably be expected to have a Material Adverse Effect with respect to the Originator.”

SECTION 2. Amendment to the Purchase Agreement. Section 5.1(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(a) Conduct of Business. The Seller shall carry on and conduct its business in the same manner and substantially in the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction where failure maintain such authority would reasonably be expected to have a Material Adverse Effect with respect to the Seller.”

SECTION 3. Amendments to the Transfer Agreement. The following amendments are made to the Transfer Agreement:

(a) The definition of “Alternate Rate” in Section 2.4 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Alternate Rate: For any Rate Period for any Portion of Investment, an interest rate per annum equal to 0.50% per annum above the Offshore Rate for such Rate Period; provided, however, that in the case of:

(i) any Rate Period which commences on a date other than a Settlement Date or which commences prior to the Agent receiving at least two (2) Business Days notice thereof, or

(ii) any Rate Period relating to a Portion of Investment which is less than $2,000,000,

the “Alternate Rate” for each day in such Rate Period shall be an interest rate per annum equal to the Base Rate in effect on such day. The “Alternate Rate” for any date on or after the declaration or automatic occurrence of Termination Date pursuant to Section 8.2 shall be an interest rate equal to the Default Rate in effect on such day.”

(b) The definition of “Commitment Termination Date” in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Commitment Termination Date: The earlier of (i) January 18, 2013, or such later date to which the Commitment Termination Date may be extended by the SPV, the Agent, the Class Agents and some or all of the Alternate Investors (in their sole discretion) and (ii) the date set forth in the Required Amendment Condition Notice as the Commitment Termination Date.”

(c) A new defined term, “Required Amendment Condition Notice,” is hereby added to Section 1.1 of the Transfer Agreement, in alphabetical order, as follows:

“Required Amendment Condition Notice: Written notice delivered to the SPV by the Agent setting forth the Commitment Termination Date, in accordance with clause (ii) of the definition thereof, at any time following the latest to occur of (i) delivery to the Agent of final audit results for the period ending December 31, 2011 of the SPV and Servicer under this Agreement and the transactions contemplated hereby (the “Audit Results”), (ii) a determination by the Agent, in its commercially reasonable discretion, that, had the Audit Results been available prior to January 20, 2012, the Agent and the Investors would have require modification to one or more provisions of this Agreement in order for the Investors to agree to extend the Commitment Termination Date to January 18, 2013 (the “Required Modifications”), (iii) delivery by the Agent and the Investors to the other parties to this Agreement of an amendment to this Agreement which amendment reflects the Required Modifications (the “Required Amendment”) and (iv) the failure by any of the SPV, the Originator, the Seller or the Servicer to execute and deliver the Required Amendment or for the Performance Guarantor to consent to the Required Amendment, in each case, within ten (10) Business Days following delivery to each of them of a draft of the Required Amendment. For the avoidance of doubt, the SPV, the Seller, the Originator and the Servicer each acknowledges and agrees that (1) the SPV requested the Investors to agree to extend the Commitment Termination Date to January 18, 2013 prior to the date that the Agent and the Investors received the Audit Results, which is otherwise a condition to any agreement by the Investors to extend the Commitment Termination Date, (2) the Investors have agreed to extend the Commitment Termination Date to January 18, 2013 in reliance upon the provisions of this definition, including without limitation, the ability of the Agent on behalf of the Investors, to deliver the Required Amendment Condition Notice and thereby cause the Commitment Termination Date to occur and (3) they have each agreed to, and been advised by counsel as to the consequences of such agreement and of the delivery of the Required Amendment Condition Notice.”

(d) Subclause (C) of clause (ii) of the definition of Eligible Receivable contained in Section 1.1 of the Transfer Agreement is hereby amended and restated as follows:

“(C) which according to the Contract related thereto, is required to be paid in full within 60 days of the original billing date therefor;”

(e) The definition of “Revolving Credit Agreement” contained in Section 1.1 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Revolving Credit Agreement: The Third Amended and Restated Five-Year Revolving Credit Agreement, dated September 21, 2011, by and among the Originator, the Performance Guarantor, the Lenders from time to time parties thereto, U.S. Bank National Association, Bank of America, N.A., PNC Bank, National Association, Wells Fargo Bank, National Association, JPMorgan Securities LLC, Wells Fargo Securities, LLC and JPMorgan Chase Bank, National Association as such agreement exists as of September 21, 2011 without giving effect to any amendment, modification, waiver, replacement or supplement thereto that is not consented to in writing by each Class Agent.”

(f) Section 3.2 of the Transfer Agreement is hereby deleted in its entirety.

(g) Section 6.1(a)(vi)(C) is hereby amended by adding the following language to the end of such subclause, immediately prior to the period:

“with respect to the SPV”.

(h) Section 6.1(b) of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“(b) Conduct of Business; Ownership. Each of the SPV and the Servicer shall carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company in its jurisdiction of organization. The SPV shall maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The Servicer shall maintain all requisite authority to conduct its business in each jurisdiction where failure maintain such authority would reasonably be expected to have a Material Adverse Effect with respect to the Servicer. The SPV shall at all times be a wholly-owned Subsidiary of the Seller.”

(i) Section 6.3 of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“Section 6.3 Financial Covenants.

(a) Leverage Ratio. During the term of this Agreement, unless the Agent shall otherwise consent in writing, the Originator and the Performance Guarantor each hereby agrees with the Alternate Investor and the Agent to maintain a Leverage Ratio (as defined in the Revolving Credit Agreement) in accordance with the provisions of Section 6.20 of the Revolving Credit Agreement.

(b) Consolidated Net Worth. During the term of this Agreement, unless the Agent shall otherwise consent in writing, the Originator and the Performance Guarantor each hereby agrees with the Alternate Investor and the Agent to maintain a positive Consolidated New Worth (as defined in the Revolving Credit Agreement) in accordance with the provisions of Section 6.21 of the Revolving Credit Agreement.

(c) For the purposes of subsections (a) and (b) of this Section, all defined terms used in Sections 6.20 and 6.21 of the Revolving Credit Agreement and in any defined terms included in any such defined terms shall have the meanings given to such defined terms in the Revolving Credit Agreement.”

(j) Section 8.1(s) of the Transfer Agreement is hereby amended and restated in its entirety as follows:

“(s) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the SPV, the Seller or the Originator and such lien shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the SPV, the Seller or the Originator, such lien shall not have been released within five (5) Business Days and, if such lien is against the assets of the Seller or the Originator, such lien would reasonably be expected to result in liability to the Seller or the Originator, as applicable, in excess of $25,000,000; or”

(k) Section 9.2(a)(i) of the Transfer Agreement is hereby amended by adding the following provision to the end of such section, immediately preceding the semicolon:

“; provided, that any such demand shall be made in good faith (and not on an arbitrary and capricious basis) and consistent with similarly situated customers of the applicable Person after consideration of factors as such Person determines in its sole discretion to be reasonably relevant”.

(l) Section 9.2(b) of the Transfer Agreement is hereby amended by adding the following provision to the end of such section, immediately preceding the period:

“; provided, that any such demand shall be made in good faith (and not on an arbitrary and capricious basis) and consistent with similarly situated customers of the applicable Person after consideration of factors as such Person determines in its sole discretion to be reasonably relevant”.

(m) Section 11.8 of the Transfer Agreement is hereby amended by adding a new subsection (g) as follows:

“(g) Notwithstanding any other provision of this Agreement to the contrary, any Investor may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, such Investor’s interest in the Net Investment and any rights to payment of Yield) under this Agreement and any other Transaction Document to secure obligations of such Investor to a Federal Reserve Bank, without notice to or consent of the SPV or the Administrative Agent or any other party; provided that no such pledge or grant of a security interest shall release an Investor from any of its obligations hereunder, or substitute any such pledgee or grantee for such Investor as a party hereto.”

(n) Schedule II (Specified Ineligible Receivables) of the Transfer Agreement is hereby replaced with Schedule II to this Amendment.

(o) Schedule 4.1(r) is here by amended by deleting the lockbox and deposit account at U.S. Bank National Association, Lockbox Number #952418 and Deposit Account Number #199380226746.

(p) Schedule 6.3 (Financial Covenants) of the Transfer Agreement is hereby deleted.

(q) Exhibit F to the Transfer Agreement is hereby deleted and replaced with Exhibit F to this Amendment.

(r) Exhibit K to the Transfer Agreement is hereby deleted and replaced with Exhibit K to this Amendment.

SECTION 4. Effective Date. This Amendment shall become effective as of the date (the “Effective Date”) that is the later of the date (i) that the Agent shall have received counterparts hereof duly executed by each of the parties hereto and (ii) on which Bank of America, N.A., shall have received from the SPV, by wire transfer in immediately available funds a fully earned and non-refundable renewal fee equal to $50,000.

SECTION 5. Representations and Warranties. Each of the Originator, the SPV, the Seller and the Servicer hereby certifies that, subject to the effectiveness of this Amendment, each of the representations and warranties set forth in the Sale Agreement, the Purchase Agreement and the Transfer Agreement is true and correct on the date hereof, as if each such representation and warranty were made on the date hereof.

SECTION 6. Sale Agreement, Purchase Agreement and Transfer Agreement Each in Full Force and Effect as Amended. Except as specifically amended hereby, each of the Sale Agreement, the Purchase Agreement and the Transfer Agreement shall remain in full force and effect. All references to each of the Sale Agreement, the Purchase Agreement and to the Transfer Agreement shall be deemed to mean the Sale Agreement, the Purchase Agreement or the Transfer Agreement, as applicable, as modified hereby. The SPV and the Seller agree to be bound by the terms and conditions of the Sale Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein. The Seller and the Originator agree to be bound by the terms and conditions of the Purchase Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein. The parties hereto agree to be bound by the terms and conditions of the Transfer Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

SECTION 7. Consent of Performance Guarantor. The Performance Guarantor hereby consents to the amendments to the Sale Agreement, the Purchase Agreement and to the Transfer Agreement set forth in this Amendment.

SECTION 8. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall become effective upon the Agent’s receipt of counterparts of this Amendment, duly executed by all parties hereto (including the Performance Guarantor).

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Sale Agreement, the Purchase Agreement and the Transfer Agreement.

(d) Any provision in this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

UNITED STATIONERS RECEIVABLES, LLC

By:	/s/ Robert J. Kelderhouse
Name: Title:	Robert J. Kelderhouse Vice President, Treasurer

UNITED STATIONERS SUPPLY CO., as Originator

By:	/s/ Robert J. Kelderhouse
Name: Title:	Robert J. Kelderhouse Vice President, Treasurer

UNITED STATIONERS FINANCIAL SERVICES LLC, as Seller and as Servicer

By:	/s/ Robert J. Kelderhouse
Name: Title:	Robert J. Kelderhouse Vice President, Treasurer

[signatures continued on next page]

BANK OF AMERICA, NATIONAL ASSOCIATION, as an Alternate Investor and Agent

By:	/s/ Christopher Haynes
Name: Title:	Christopher Haynes Vice President

[signatures continued on next page]

Acknowledged and consented to by:

UNITED STATIONERS INC., as the Performance Guarantor

By:	/s/ Robert J. Kelderhouse
Name: Title:	Robert J. Kelderhouse Vice President, Treasurer

[end of signatures]

SCHEDULE II

Specified Ineligible Receivables

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Exhibit F

Form of Servicer Report

[see attached]

EXHIBIT F

Form of Servicer Report

United Stationers Supply Co.

Receivables Purchase Agreement dated March 3, 2009

Monthly Report for the Month Ended (Month), (Year)

A. Portfolio Information:

Previous Months Ending Gross Receivables Balance:				Email to:

plus:	Sales (excluding advertising)			Judith.E.Helms@baml.com
plus:	Advertising Sales			Alexander.Petrov@baml.com
minus:	Collections			Christopher.Haynes@baml.com
minus:	Advertising Credits
minus:	Damaged/Defective
minus:	Wrong Item/Quantity
minus:	Customer Cancellation
minus:	Net EFT Discounts (VCD’s)
minus:	Other Dilution
minus:	Other (Net of write-offs and recoveries)	Unadjusted =
minus:	Write-offs
plus:	Recoveries
Adjust for rounding

	Adjusted Gross Receivables Balance:		—

B. Summary Aging Schedule (excludes Advertising A/R)
Current
1-30 days past due
31-60 days past due
61-90 days past due
91+ days past due
Deferred A/R
Disputed A/R

Ending Gross Receivables Balance

C. Calculation of Eligible Receivables:
From A:	Ending Gross Receivables Balance (from Aging)		—
Less:	Receivables > 60 days past due		—
Less:	Notes
Less:	Disputed A/R
Less:	Original Due Date Greater than 60 Days
Less:	Receivables that correspond to obligors that are excluded or credit controlled (“Slow Pays”)
Less:	Cross Aging 25%
Less:	Advertising A/R
Less:	Designated Obligors
Less:	Receivables of Bankrupt Obligors
Less:	Government Receivables
Less:	Foreign
Less:	Affiliated Receivables (Intercompany)
Less:	AR Balances Specifically Reserved
Less:	Less Specified Ineligible Receivables
Less:	Contras (net of contras for Excess Concentration accounts)
Less:	National Accounts Rebates Reserve
Less:	VCD/DBP Reserve
Less:	EFT Rebate Reserve
Less:	Independent Edge
Less:	LPR Rebate Reserve
Less:	PIR Rebate Reserve
Add:	Other Rebates
Less:	Other miscellaneous

Eligible Receivables:

D. Excess Concentration Computation:
Customer	Corporate	Eligible	Accrued		Notes/Deferred	Adjusted	Applicable	Concentration	Excess
	Rating	Receivables	Rebate Bal	Contra	already Counted	Receivables	Percentage	Limit	Concentration
	N/R								—
	BBB/Stable								—
	A+/Stable								—
	B-/Stable								—
	A/Negative								—
	N/R								—
	BBB+/Stable								—
	N/R								—
	N/R								—
	N/R								—

			—	—	—				—

Obligor Rating	Allowable Concentration

AA-/Aa3 or better	10.00%
A/A2 or better	10.00%
BBB+/Baa1 or better	9.00%
BBB-/Baa3 or better	6.75%
<IG or Private	4.05%

E. Calculation of Net Receivables Balance:
From C: Eligible Receivables (“ER”):		—	Calculation of Aggregate Reserves %
minus: Excess Concentrations		—	Dilution Percentage

Aggregate Receivables Balance:		—	Dynamic Loss Reserve

Minimum Reserve
F. Calculation of Available Funding Amount			Yield Reserve

From E: Net Receivables Balance (“NRB”):		$—	Aggregate Reserves
less: Required Reserves (net of Servicing Reserve)		$—	Servicing Fee Reserve
Less Servicing Reserve		$—

Maximum Invested Amount:

Available Eligible Receivables	$—

G. Compliance:
Dilution Ratio
- Three month rolling average (Actual Dilution/Sales)
			Funding Event	Term Event
Three month rolling average Dilution Ratio			7.5%	8.25%
	Exception Funding Period	NO
	Termination Event > ?	NO
Delinquency Ratio
- Three month rolling average (60+ Disputed Receivables /Total Receivables)
Three month rolling average Delinquency Ratio			5.5%	6.25%
	Exception Funding Period	NO
	Termination Event > ?	NO
Default Ratio
- Three month rolling average (61-90 dpd + actual write-offs, conversions to notes, and transfers to the bad debt ledger prior to the default proxy /Sales 3 mos prior) \ Three month rolling Default Ratio			1.75%	2.25%
	Exception Funding Period	NO
	Termination Event > ?	NO
DSO Trigger
91 * (Unpaid Balance of Receivables / 3mths aggregate sales)
DSO Trigger			50	60
	Exception Funding Period	NO
	Termination Event > ?	NO
Purchaser Interest < 100%
	Aggregate Capital Outstanding (C)	—
	Aggregate Reserves (AR)	—
	Net Receivables Balance (NRB)	—
	C/(NRB-AR)
	Compliance?	Yes

H. Calculation of Funding:
Available Funding
Current Outstanding		0
Requested Increase/(Decrease)		0

Total Outstanding		0

		0
		0

		0

TOTAL OUTSTANDING INVESTED AMOUNT		0

Signed by:	Date:

Title: VP & Treasury

Exhibit K

Form of Compliance Certificate

To: Bank of America, National Association, as Agent

This Compliance Certificate (the “Certificate”) is furnished pursuant to Section 6.1(a)(iii) of that certain Transfer and Administration Agreement dated as of March 3, 2009 as it may be amended or otherwise modified from time to time (as so amended or modified, the “Agreement”) by and among United Stationers Receivables, LLC, an Illinois limited liability company (the “SPV”), United Stationers Supply Co., an Illinois corporation, United Stationers Financial Services LLC, an Illinois limited liability company (the “Servicer”), , Bank of America, National Association, a national banking association, as Agent and as an Alternate Investor, a. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected (Treasurer or CFO) of the Performance Guarantor and (Treasurer or President) of the SPV.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, detailed review of the transactions and conditions of the SPV, the Seller, the Servicer and the Performance Guarantor during the accounting period covered by the attached financial statements.

3. The examinations described in Paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or Potential Termination Event during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in Paragraph 5 below.

4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, including the financial covenants in Section 6.3 of the Agreement, all of which data and computations are true, complete and correct and have been prepared in accordance with GAAP.

5. Described below are the exceptions, if any, to Paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the SPV or the Performance Guarantor has taken, is taking, or proposes to take with respect to each such condition or event:

6. As of the date hereof, the jurisdiction of organization of the SPV is the State of Illinois, the place where the SPV is “located” for the purposes of Section 9-307 of the UCC is the State of Illinois, and the SPV has not changed its jurisdiction of organization or its “location’ for the purposes of Section 9-307 of the UCC since the date of the original Agreement.

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements as of [            ] delivered with the Certificate in support hereof, are made and delivered this [        ] day of [            ], 201[    ].

UNITED STATIONERS, INC.

By:
Name:
Title:

UNITED STATIONERS RECEIVABLES, LLC

By:
Name:
Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE1

Schedule of Compliance as of             ,              with Section 6.3 of the Agreement.

A. LEVERAGE RATIO Section 6.3(a) (calculated as of [last day of most recently ended fiscal quarter]

(1) Consolidated Funded Indebtedness

(a) Consolidated Indebtedness for borrowed money		$

(b) Undrawn amount of all standby Letters of Credit[2]	+	$

(c) Principal component of all Capitalized Lease Obligations	+	$

(d) Off-Balance Sheet Liabilities	+	$

(e) Disqualified Stock	+	$

(f) Sum of (a) through (e), inclusive		$

(2) Consolidated EBITDA

(a) Consolidated Net Income		$

(b) Consolidated Interest Expense	+	$

(c) Taxes	+	$

(d) Depreciation	+	$

(e) Amortization	+	$

(f) Losses attributable to equity in Affiliates	+	$

[1]	Capitalized terms used on this Schedule I to Compliance Certificate shall have the meanings given such terms in the Revolving Credit Agreement.
[2]

Exclude (i) up to $10,000,000 of Letters of Credit supporting worker’s compensation obliagtions and (ii) all Letters of Credit supporting indebtednes identified in clauses (a) through (e), inclusive, of this Section A.(1).

(g) Non-cash charges related to employee compensation	+	$

(h) Extraordinary non-cash or nonrecurring non-cash charges or losses	+	$

(i) Extraordinary non-cash or nonrecurring non-cash gains	–	$

(j) Consolidated EBITDA	=	$

(3) Leverage Ratio (Ratio of (1) to (2))			to 1.00

(4) State whether the Leverage Ratio exceeded 3.50[3] to 1.00			Yes/No

B. CONSOLIDATED NET WORTH Section 6.3(b)

State whether, on any day during the most recently ended fiscal quarter, the Originator’s or the Performance Guarantor’s Consolidated Net Worth was less than (i) $600,000,000, minus (ii) write-downs of goodwill and intangibles and non-cash pension adjustments and, to the extent permitted under the Agreement, dividends or repurchases or redemptions of its capital stock, all to the extent deducted from Consolidated Net Worth on or after July 1, 2011 plus (iii) fifty percent (50%) of the sum of Consolidated Net Income (if positive) calculated separately for each fiscal quarter commencing with the fiscal quarter ending on June 30, 2011 plus (iv) 50% of net cash proceeds resulting from issuances of USI’s or any Subsidiary’s capital stock at any time from and after the Restatement Effective Date.

(1) Originator:	Yes/No
(2) Performance Guarantor:	Yes/No

[3]

The Leverage Ratio may be increased to 3.75 after a Permitted Acquisition occurs for the first three (3) fiscal quarters (inclusive of the fiscal quarter in which a Permitted Acquisition occurs) ending immediately after such Permitted Acquisition, subject to the proviso set forth in Section 6.20 of the Credit Agreement.

K-4